Exhibit 2.4

                           Mail to: Secretary of State  |For office use only 006
                              Corporations Section      |
Please include a typed       1560 Broadway, Suite 200   |
self-addressed envelope          Denver, CO 80202       |
                                  (303) 894-2251        |
MUST BE TYPED                 Fax (303) 894-2242        |
FILING FEE: $5.00                                       ------------------------
MUST SUBMIT TWO COPIES

                            CERTIFICATE OF CORRECTION


Pursuant to the Colorado Business Corporation Act, the undersigned hereby executes the following certificate of correction:

FIRST:    The exact name of the corporation is Asia SuperNet Corporation
                                              ----------------------------------
          organized under the laws of  Colorado
                                      ------------------------------------------

SECOND: Description of the documents being corrected (i.e. Articles of Incorporation, Amendment, Merger or other) or an attached copy of the document:

          Articles of Merger
          ----------------------------------------------------------------------

THIRD:    Date document was filed  December 22, 1999.
                                   ---------------------------------------------

FOURTH:   Statement of incorrect information:

          (ARTICLE FIFTH)

               FIFTH: Technologies has authority to issue shares of two classes of stock, namely 30,000,000 shares of $0.01 par value Common Stock (the "Technologies Common Stock"), of which 15,560,262 shares were issued and outstanding on the date the merger was approved, and
          25,000,000 shares of $0.01 par value Preferred Stock (the "Technologies Preferred Stock") of which no shares were issued and outstanding on the date the merger was approved. An Agreement and Plan of Merger was submitted to the shareholders of Technologies for approval.

FIFTH:    Statement of corrected information:

          (ARTICLE FIFTH)

               FIFTH: Technologies has authority to issue shares of two classes of stock, namely 30,000,000 shares of $0.01 par value Common Stock (the "Technologies Common Stock"), of which 15,560,262 shares were issued and outstanding on the date the merger was approved, and
          25,000,000 shares of $5.00 par value Preferred Stock (the "Technologies Preferred Stock") of which no shares were issued and outstanding on the date the merger was approved. An Agreement and Plan of Merger was submitted to the shareholders of Technologies for approval.





                                     Signature  /s/ Robert H. Trapp
                                               ---------------------------

                                     Title  Robert H. Trapp, Secretary and
                                            Treasurer
                                            -------------------------------